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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated January 16, 1998, except for Note 7, as to which the date is May 5, 1998, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-52901) and related Prospectus of Signal Pharmaceuticals, Inc. for the registration of its common stock.

                                          /s/  ERNST & YOUNG LLP

San Diego, California
August 5, 1998